UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): August 9, 2016

                                 AMERICANN, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

       Delaware                     000-54231                 27-4336843
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(State or other jurisdiction  (Commission File No.)          (IRS Employer
  of incorporation)                                        Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

                          ---------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events

Agreements with AQUSCAN Delaware Corp.

     On April 12, 2016 AmeriCann signed agreements with AQUSCAN Delaware Corp. ("AQUSCAN"). AQUSCAN was one of eleven applicants for a vertically-integrated license to cultivate, process and sell medical cannabis in Delaware.

     AQUSCAN applied and was accepted as AmeriCann's Preferred Partner in Delaware and agreed to become the sole tenant in the planned Delaware Medical Cannabis Center ("DMCC") if a license was awarded. AmeriCann would build and own the facility.

     The DMCC project was designed on 10 acres of unimproved land located in Garrison Oak Technology Park in Dover, DE. The City of Dover, which owns the park, executed a Purchase and Sale Agreement for the property that was contingent upon an award of a license. City officials were supportive of the project and provided letters of support for the AQUSCAN application.

     On August 9th, 2016, AmeriCann received notification from AQUSCAN that the Delaware Health and Social Services, Division of Public Health, completed the evaluation of proposals submitted to RFP #HSS 16-003-Medical Marijuana Compassion Center for Kent County and AQUSCAN's proposal was not selected.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2016
                                      AMERICANN, INC.


                                      By:  /s/ Timothy Keogh
                                          ------------------------------------
                                          Timothy Keogh, Chief Executive Officer




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